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                                                                    Exhibit 99.3

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STOCK ORDER FORM INSTRUCTIONS:

STOCK INFORMATION CENTER              HOURS OF OPERATION:
19 Harrison Avenue                    Monday - Friday        9:00 am - 4:00 p.m.
Springfield, MA 01102
(413) 452-5138
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ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF CONVERSION.
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ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $200,000 or 20,000 shares of common stock. The maximum purchase for any person and their associates, or persons acting in concert, is $300,000 or 30,000 shares of common stock. For additional information and limits, see "Limitations on Common Stock Purchases" in the prospectus.

ITEM 3 - Payment for shares may be made by personal check, bank check or money order payable to Hampden Bancorp, Inc. Third party checks will NOT be accepted. DO NOT MAIL CASH. Your funds will earn interest at our passbook savings rate until the stock offering is completed.

To pay by withdrawal from a savings account or certificate of deposit at Hampden Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING PRIVILEGES, PLEASE WRITE A CHECK. Hampden Bank will waive any applicable penalties for early withdrawal from a Hampden Bank certificate of deposit account(s). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) earning their respective rate of interest until the stock offering closes.

ITEM 4 - Please check the appropriate box to tell us the earliest of the dates that applies to you, or if not applicable, if you are an employee, officer, director, trustee or corporator.

ITEM 5 - Please check this box if you are a trustee, officer or employee of Hampden Bank, or a Corporator of Hampden Bancorp And Hampden Bank or a member of such person's immediate household.

ITEM 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Hampden Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or call the Stock Information Center at (413) 452-5138. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

ITEM 7 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR ACCOUNT NUMBERS. You should list any other qualifying accounts that you may have or had with Hampden Bank in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order and Certification Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFER TO MINOR'S ACT and/or the UNIFORM GIFT TO MINORS ACT, the minor must have had a deposit account on one of the two dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

NOTE: THE ORDER FORM IS TO BE RECEIVED (NOT POSTMARKED) AT THE HAMPDEN BANK STOCK INFORMATION CENTER LOCATED AT 19 HARRISON AVENUE, SPRINGFIELD, MASSACHUSETTS 01102 BY ________ __, 2006 AT 11:00 A.M., EASTERN TIME. STOCK ORDER FORMS CANNOT BE DROPPED OFF AT ANY BRANCH.

            PLEASE BE SURE TO SIGN THE CERTIFICATION FORM ON THE BACK
                            OF THE STOCK ORDER FORM.

                  (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)

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STOCK OWNERSHIP GUIDE:

STOCK INFORMATION CENTER             HOURS OF OPERATION:
19 Harrison Avenue                   Monday - Friday         9:00 am - 4:00 p.m.
Springfield, MA 01102
(413) 452-5138
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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT - Individual retirement account ("IRA") holders may make stock purchases from their deposits through a PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. IRAs MAINTAINED AT HAMPDEN BANK ARE NOT ALLOWED TO PURCHASE STOCK. IF YOU WISH TO USE FUNDS IN YOUR HAMPDEN BANK IRA, THE APPLICABLE FUNDS MUST BE TRANSFERRED TO A SELF DIRECTED ACCOUNT MAINTAINED BY AN UNAFFILIATED INSTITUTIONAL TRUSTEE OR CUSTODIAN. PLEASE CONTACT YOUR BROKER OR SELF-DIRECTED IRA PROVIDER AS QUICKLY AS POSSIBLE TO EXPLORE THIS OPTION. ESTABLISHING A SELF-DIRECTED IRA AND COMPLETING A "TRUSTEE-TO-TRUSTEE" TRANSFER CAN FREQUENTLY REQUIRE SEVERAL DAYS' TIME.

Registration for IRAs: On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                       On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c#. Address will be that of the broker/trust department to where the stock certificate will be sent.
                       The social security/tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT.
                       Please list YOUR phone numbers.

UNIFORM GIFT AND TRANSFER TO MINORS ACTS - For residents of MASSACHUSETTS and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFER TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFT TO MINORS ACT of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-MA or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation "CUST." LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

PARTNERSHIP/CORPORATION - Corporations/partnerships may purchase stock. Please provide the corporation/partnership's legal name and Tax I.D. number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)

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                                                                                                         SEND OVERNIGHT PACKAGES TO:
                                                                                                            Hampden Bancorp, Inc.
                                                                                                          Stock Information Center
                                                                                                             19 Harrison Avenue
                                                                                                            Springfield, MA 01102
                                                                                                               (413) 452-5138

DEADLINE: The Subscription Offering ends at 11:00 a.m., Eastern Time, on ________ __, 2006. Your original Stock Order and
Certification Form, properly executed and with the correct payment, MUST BE RECEIVED (NOT POSTMARKED) AT THE ADDRESS ON THE TOP OF
THIS FORM BY THE DEADLINE, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT BE ACCEPTED. HAMPDEN BANCORP, INC.
RESERVES THE RIGHT TO ACCEPT OR REJECT IMPROPER ORDER FORMS.

(1) NUMBER OF SHARES            2) TOTAL AMOUNT DUE   THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase
    ________________ X $10.00 = ___________________   more than 20,000 shares ($200,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 30,000 shares ($300,000).

(3) METHOD OF PAYMENT (NO PENALTY FOR EARLY WITHDRAWAL FROM A     (4) PURCHASER INFORMATION (CHECK ONE)
    HAMPDEN BANK CD)
                                                                  a. |_| ELIGIBLE ACCOUNT HOLDER - Check here if you were a
Enclosed is a check, bank draft or money order payable to                depositor with at least $50 on deposit with Hampden Bank as
Hampden Bancorp, Inc. for $____________________________.                 of April 30, 2005. Enter information in Section 7 for all
                                                                         deposit accounts that you had at Hampden Bank on April 30,
I authorize Hampden Bank to make withdrawals from my CD or               2005.
savings account(s) shown below, and understand that the amounts
will not otherwise be available for withdrawal:                   b. |_| SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you
                                                                         were a depositor with at least $50 on deposit with Hampden
       ACCOUNT NUMBERS                        AMOUNTS                    Bank as of June 30, 2006 but not an Eligible Account
------------------------------    -----------------------------          Holder. Enter information in Section 7 for all deposit
                                  $____________________________          accounts that you had at Hampden Bank on September 30,
                                  $____________________________          2006.
                                  $____________________________
                                  $____________________________   c. |_| Employees, officers, directors, trustees and corporators of
              TOTAL WITHDRAWAL    $____________________________          Hampden Bancorp, MHC or Hampden Bank who do not qualify
                                                                         under priorities (a) or (b) above

(5) CHECK IF YOU ARE A: |_| DIRECTOR |_| OFFICER |_| EMPLOYEE |_| CORPORATOR OF HAMPDEN BANCORP, MHC OR HAMPDEN BANK OR A MEMBER OF
                                                                  SUCH PERSON'S IMMEDIATE HOUSEHOLD

(6) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

|_| Individual          |_| Individual Retirement Account (IRA)   |_| Corporation
|_| Joint Tenants       |_| Uniform Transfer to Minors Act        |_| Partnership
|_| Tenants in Common   |_| Uniform Gift to Minors Act            |_| Trust - Under Agreement Dated ____________________

Name _____________________________________________________________________________________   SS# or Tax ID _________________________
Name _____________________________________________________________________________________   SS# ___________________________________
Address __________________________________________________________________________________   Daytime Telephone # ___________________
City _______________ State _______________ Zip Code _______________ County _______________   Evening Telephone # ___________________

(7) Please review the preprinted account information listed       Note: Failure to list all of your accounts may result in the loss
to the right. These preprinted accounts may not be all of         of part or all of your subscription rights.
your qualifying accounts. You should list any other
account(s) that you may have or had with Hampden Bank in
the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET
FOR FURTHER INFORMATION. All subscription orders are
subject to the provisions of the Plan of Reorganization and
Minority Stock Issuance.

ADDITIONAL QUALIFYING DEPOSIT ACCOUNTS AS OF APRIL 30, 2005
                   OR SEPTEMBER 30, 2006

       NAMES ON ACCOUNTS                  ACCOUNT NUMBER
-------------------------------   -----------------------------

ACKNOWLEDGMENT By signing below, I acknowledge receipt of the prospectus dated XXXXX xx, 2006 and understand I may not change or revoke my order once it is received by Hampden Bancorp, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM
TRANSFERRING OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION
RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES
SOLELY FOR MY ACCOUNT AND THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHTS TO
SUBSCRIBE FOR SHARES. Hampden Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal
Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act
of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period.
SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND
CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the
Plan of Conversion as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


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Signature                                                  Date   Signature                                                     Date

OFFICE USE ONLY  Date Rec'd ___ / ___  Check# ______ $ ______ Check# ______ $ ______  Batch# _____  Order # ______  Category ______
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NASD AFFILIATION - If you have an NASD affiliation you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of
Securities Dealers, Inc. ("NASD") if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY HAMPDEN BANK, HAMPDEN BANCORP, INC., OR BY THE FEDERAL GOVERNMENT.

I further certify that, before purchasing the common stock of Hampden Bancorp, Inc., I received a copy of the prospectus dated XXXXXX xx, 2006, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 15 of the prospectus:

1. Our increased emphasis on commercial and construction lending may expose us to increased lending risks.

2. The building of market share through our branching strategy could cause our expenses to increase faster than revenues.

3.   Certain interest rates movements may hurt our earnings and asset value.

4. Strong competition within our market area could hurt our profits and slow growth.

5. A downturn in the local economy or a decline in real estate values could hurt our profits.

6. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

7. Our business depends upon key employees, and if we are unable to retain the services of these key employees or to attract and retain additional qualified personnel, our business may suffer.

8. We operate in a highly regulated environment and may be adversely affected by changes in law and regulations.

9. The risks presented by the acquisition of other institutions or related business could adversely affect our financial condition and results of operation.

10. We continually encounter technological change, and may have fewer resources than our larger competitors to continue to invest in technological improvements.

11. Our stock value may suffer from anti-takeover provisions that may impede potential takeovers.

12. Additional expenses following the offering from new stock-based benefit plans will adversely affect our profitability.

13. We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements.

14. Our return on equity will initially be low compared to other financial institutions. A low return could lower the trading price of our common stock.

15. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

16.  Issuance of shares for benefit programs may dilute your ownership interest.

17.  Our stock price may decline when trading commences.

18. There may be a limited market for our common stock, which may adversely affect our stock price.

19. Securities analysts may not initiate coverage of our common stock or may issue negative reports, which may have a negative impact on the market price of our common stock.

20. Our contribution to Hampden Bank Charitable Foundation will dilute a stockholder's ownership interest in Hampden Bancorp by 4.76%.

21. Establishment of Hampden Bank Foundation will adversely impact our results for fiscal year 2007.

22. Our contribution to Hampden Bank Charitable Foundation may not be tax deductible, which could hurt our profits.


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Signature                        Date   Signature                           Date

        (NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.